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                              ARTHUR ANDERSEN LLP

Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Protection One, Inc. to issue 1,000,000 shares of common stock, $.01 par value, for the Employee Stock Purchase Plan, of our report dated March 9, 2001, incorporated by reference in the Protection One, Inc. Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this registration statement.



                                                  /s/ Arthur Andersen LLP
                                                  ARTHUR ANDERSEN LLP

Kansas City, Missouri
September 24, 2001